As filed with the Securities and Exchange Commission on November 3, 2000

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                   THE CIT GROUP SECURITIZATION CORPORATION II
                               THE CIT GROUP, INC.
            (Exact name of each registrant specified in its charter)

                                   ----------

               Delaware                                  22-3328188
               Delaware                                  13-2994534
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                 Identification No.)

             THE CIT GROUP
     SECURITIZATION CORPORATION II                   THE CIT GROUP, INC.
             650 CIT Drive                       1211 Avenue of the Americas
     Livingston, New Jersey 07039                 New York, New York  10036
            (973) 535-3514                             (212) 536-1950
        (Address of principal                      (Address of principal
          executive offices)                         executive offices)

                                   ----------

           ERNEST D. STEIN, ESQ.                         Copies to:
Executive Vice President & General Counsel         PAUL N. WATTERSON, ESQ.
            THE CIT GROUP, INC.                   SCHULTE ROTH & ZABEL LLP
        1211 Avenue of the Americas                   900 Third Avenue
         New York, New York  10036                New York, New York 10022
              (212)-536-1950
  (Name and address of agent for service)

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|
                                                        333-64539, 333-64539-01

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                                        Proposed
                                                                        Proposed         Maximum
                                                         Amount         Maximum         aggregate       Amount of
     Title of each class of                               to be         Offering        offering      registration
   securities to be registered                        registered(1)   Price Per Unit     price(1)       fee(3)(4)
------------------------------------------------------------------------------------------------------------------
Asset-Backed Securities............................    $81,850,000        100%          $81,850,000    $21,384.00
------------------------------------------------------------------------------------------------------------------
Limited Guarantees of The CIT Group, Inc.(2).......
==================================================================================================================

(1) The amount of Asset-Backed Securities being registered represents less than 20% of $410,121,066 aggregate principal amount of Asset-Backed Securities and Limited Guarantees registered by the Registrants under Registration Statements Nos. 333-64539 and 333-64539-01 referred to below and not previously sold.

(2) May be issued in connection with the issuance of the Asset-Backed Securities of trusts formed by The CIT Group Securitization Corporation
      II. No additional consideration will be paid for the Limited Guarantees. Accordingly, no separate filing fee is being paid for the Limited Guarantees, pursuant to Rule 457(n).

(3) The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.

(4) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein also relates to a total of $410,121,066 of unsold Asset-Backed Securities and Limited Guarantees registered under Registration Statements Nos. 333-64539 and 333-64539-01 previously filed by the Registrants on Form S-3 and declared effective on March 16, 1999, which included unsold Asset-Backed Securities carried forward from Registration Statements Nos. 333-36061 and 333-36061-01 which were declared effective on October 31, 1997. Filing fees of $152,605.00 in respect of Registration Statements Nos. 333-64539 and 333-64539-01 were previously paid. Filing fees of $132,065.54 in respect of Registration Statements Nos. 333-36061 and 333-36061-01 were previously paid. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statements Nos. 333-64539 and 333-64539-01, and Post-Effective Amendment No. 3 to Registration Statements Nos. 333-36061 and 333-36061-01, pursuant to which the total amount of unsold Asset-Backed Securities previously registered under Registration Statements Nos. 333-64539 and 333-64539-01 (including unsold Asset-Backed Securities carried forward from Registration Statement Nos. 333-36061 and 333-36061-01) may be offered and sold as Asset-Backed Securities, together with the securities registered hereunder, through the use of the combined prospectus incorporated by reference herein and which Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
      Section 8(c) of the Securities Act of 1933.

================================================================================

      INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NOS. 333-64539 and 333-64539-01.

      The Registrants hereby incorporate by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File Nos. 333-64539 and 333-64539-01), declared effective on March 16, 1999 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Registrants with the Commission and incorporated or deemed to be incorporated by reference therein.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

       5.1  Opinion of Schulte Roth & Zabel LLP with respect to legality

       5.2  Opinion of Richards, Layton & Finger with respect to legality

      23.1  Consent of Schulte Roth & Zabel LLP (included as part of Exhibit
            5.1)

      23.2  Consent of Richards, Layton & Finger (included as part of Exhibit
            5.2)

      23.3  Consent of KPMG LLP

      24.1* Powers of Attorney of The CIT Group Securitization Corporation II

      24.2  Powers of Attorney of The CIT Group, Inc.

* Included with officers signatures.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on November 3, 2000.

                                     THE CIT GROUP SECURITIZATION CORPORATION II

                                     By:  /s/ Tom Hallman
                                          --------------------------------------
                                          Name:  Tom Hallman
                                          Title: President

      Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Tom Hallman, Ron G. Arrington and Frank Garcia, or any of them (with the full power and authority of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                          Date
---------                              -----                          ----

/s/ Tom Hallman              President and Director             November 3, 2000
--------------------------   (principal executive officer)
Tom Hallman

/s/ Ron G. Arrington         Executive Vice President           November 3, 2000
--------------------------   and Director
Ron G. Arrington

/s/ Joseph J. Carroll        Director                           November 3, 2000
--------------------------
Joseph J. Carroll

/s/ Frank Garcia             Senior Vice President              November 3, 2000
--------------------------   (principal financial and
Frank Garcia                 accounting officer)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on November 3, 2000.

                                             THE CIT GROUP, INC.

                                             By: /s/ Joseph M. Leone
                                                 -------------------------------
                                                 Joseph M. Leone
                                                 Executive Vice President and
                                                 Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       Signature and Title                                           Date
       -------------------                                           ----

       Albert R. Gamper, Jr.*
-----------------------------------
        Albert R. Gamper
President, Chief Executive Officer,
          and Director
  (Principal executive officer)

         Daniel P. Amos*
-----------------------------------
    Daniel P. Amos, Director

          John S. Chen*
-----------------------------------
     John S. Chen, Director

         Anthea Disney*
-----------------------------------
     Anthea Disney, Director

      William A. Farlinger*
-----------------------------------
 William A. Farlinger, Director

           Guy Hands*
-----------------------------------
       Guy Hands, Director

         Thomas H. Kean*
-----------------------------------
    Thomas H. Kean, Director

         Paul G. Morton*
-----------------------------------
    Paul G. Morton, Director

        Takatsugu Murai*
-----------------------------------
    Takatsugu Murai, Director

        William O'Grady*
-----------------------------------
  William M. O'Grady, Director

          Paul N. Roth*
-----------------------------------
     Paul N. Roth, Director

         Peter J. Tobin*
-----------------------------------
    Peter J. Tobin, Director

          Keiji Torii*
-----------------------------------
      Keiji Torii, Director

       Theodore V. Wells*
-----------------------------------
 Theodore V. Wells, Jr., Director

           Alan F. White*
-----------------------------------
     Alan F. White, Director

/s/        Joseph M. Leone
-----------------------------------
           Joseph M. Leone                                     November 3, 2000
    Executive Vice President and
      Chief Financial Officer
     (principal financial and
        accounting officer)

                               *By /s/ Anne Beroza             November 3, 2000
                                   --------------------------
                                       Anne Beroza
                                       Attorney-in-fact